EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Arma Services Inc

We consent to the inclusion in the Form 10-K of Arma Services Inc. of our report dated January 26th, 2023, with respect to the audited balance sheets and the related statements of operations, stockholders’ equity, and cashflows for the year ended October 31, 2022.

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

February 3rd, 2023